Exhibit 99.1
CONTACT:          CINDY McHUGH
                  (312) 466-3779

                                                         FOR IMMEDIATE RELEASE
                                                         JULY 15, 1997



                     CALREIT SHAREHOLDERS APPROVE PROPOSALS
                                AT ANNUAL MEETING

                          Changes Name to Capital Trust

         San Francisco, July 15, 1997 -- California Real Estate Investment Trust (NYSE, PSE:CT) today announced that, at its annual Meeting of Shareholders, the following proposals were approved:
  o    Issuance of up to $33 million of cumulative convertible
       preferred shares to Veqtor Finance Company, LLC ("Veqtor"), an affiliate of Samuel Zell and the principals of Victor Capital
       Group, LP to implement the company's previously approved new strategic business plan
  o     Amendment and restatement of the company's declaration of trust
                --  changing the company name to Capital Trust, the entity that will implement the new business plan
                --  electing not to operate as a real estate investment trust
  o     Election of seven trustees:
                -- Martin L. Edelman Attorney, of Counsel, Battle Fowler LLP -- Gary R. Garrabrant Executive Vice President, Equity Group
                                            Investments
                --  Craig M. Hatkoff   Vice Chairman, Capital Trust; Managing
                                            Partner, Victor Capital Group, LP
                --  John R. Klopp      Vice Chairman and CEO, Capital Trust;
                                       Managing Partner, Victor Capital Group,
                                       LP
                --  Sheli Z. Rosenberg President, CEO and Director, Equity
                                       Group Investments
                --  Lynne B. Sagalyn   Professor and coordinator of the MBA Real
                                       Estate Program at Columbia University
                                       Graduate School of Business
                --  Samuel Zell        Chairman, Capital Trust; Chairman, Equity
                                       Group Investments

612701.1
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  o     Appointment of Ernst & Young LLP as auditors of the Company
  o     Implementation of a share option plan

         "We have formed Capital Trust to focus on high-yield investments in commercial real estate, an area of the real estate market with boundless opportunities," said Samuel Zell, Capital Trust's Chairman. "Our collective relationships, knowledge and experience in this arena will bring many investment opportunities to the company."

         Capital Trust is a real estate finance company headquartered in New York with offices in Chicago and San Francisco.